                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.     )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                          ABM INDUSTRIES INCORPORATED
        ---------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

        ---------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1) Title of each class of securities to which transaction applies:


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   2) Aggregate number of securities to which transaction applies:


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   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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   4) Proposed maximum aggregate value of transaction:


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   5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

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

                                     [LOGO]

                         160 Pacific Avenue, Suite #222
                        San Francisco, California 94111
                            ------------------------

               NOTICE OF THE 1999 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 16, 1999
                                   10:00 A.M.
                            ------------------------

To Our Stockholders:

     The 1999 Annual Meeting of Stockholders of ABM Industries Incorporated will be held at The World Trade Club, Ferry Building, The Embarcadero, San Francisco, California 94111, on Tuesday, March 16, 1999 at 10:00 a.m. for the following purposes:

        (1) To elect three directors, each to serve for a term of three years;

        (2) To approve an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock, par value $.01 per share, that the Company shall have the authority to issue from 28,000,000 to 100,000,000 as set forth and further described in the attached Proxy Statement;

        (3) To approve a further amendment to the Company's Employee Stock Purchase Plan, adopted in 1985, as previously amended, to increase the number of shares authorized for issuance thereunder by 1,200,000 shares, as set forth and further described in the attached Proxy Statement; and

        (4) to transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of the Company at the close of business on January 29, 1999 will be entitled to vote at the Annual Meeting and any adjournments thereof.

                                          By Order of the Board of Directors

                                          [/s/ HARRY H. KAHN, ESQ.]

                                          Harry H. Kahn, Esq.
                                          Vice President, General Counsel &
                                          Corporate Secretary

San Francisco, California
February   , 1999

       WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                      LOGO
                         160 Pacific Avenue, Suite #222
                        San Francisco, California 94111

                            ------------------------

                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of ABM Industries Incorporated, a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on March 16, 1999, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying notice.

     Only stockholders of the Company at the close of business on January 29, 1999 will be entitled to vote at the Annual Meeting. At the close of business on that date, there were outstanding 21,832,865 shares of Common Stock of the Company, and 6,400 shares of Preferred Stock of the Company. Each share of Common Stock and each share of Preferred Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting.

     A majority of the Company's outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if (a) the stockholder is present and votes in person at the meeting or, (b) has properly submitted a proxy card. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

     With regard to the election of directors, votes may be cast "For" or "Withheld For" each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. On Items 2 and 3 of this Proxy Statement, votes may be cast "For," "Against" or "Abstain." Item 2 will require the approval of a majority of the outstanding shares. Abstentions will have the effect of a negative vote. A broker non-vote will also have the effect of a vote against Item 2. Item 3 requires the approval of a majority of the shares represented at the meeting and entitled to vote. Abstentions will have the effect of a negative vote. However, a broker non-vote will have no effect on the outcome of Item 3.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented are to be voted, the proxy will be voted as recommended by the Board of Directors. Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by written request delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

     The expense of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, telegraph and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock or Preferred Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

     This Proxy Statement and the accompanying proxy were first sent to
stockholders on or about February   , 1999.

                        ITEM 1 -- ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes with each class serving a three-year term, and one class being elected at each Annual Meeting. The total number of directors comprising the Board of Directors is currently set by the Company's Bylaws at ten. Of this number, three members of the Board of Directors have terms expiring at this year's Annual Meeting, four members have terms expiring at the Annual Meeting to be held in the year 2000, and three members have terms expiring at the Annual Meeting to be held in the year 2001. Directors elected at this year's Annual Meeting will hold office until the Annual Meeting to be held in the year 2002, or until their successors have been elected and qualified, whichever is later.

     In the absence of instructions to the contrary, shares represented by the accompanying proxy will be voted for the election of the three nominees recommended by the Board of Directors, who are named in the following table. The three nominees receiving the highest number of votes will be elected. If a stockholder withholds authority to vote for one or more of the nominees, such stockholder's shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting but will have no effect on the outcome of the election.

     The Company has no reason to believe that the nominees for election will be unable or unwilling to serve if elected as directors. However, if any such nominee is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominee as they shall in their discretion determine.

     The Nominating, Governance & Succession Committee will consider nominees recommended by stockholders. The Company's Bylaws provided that stockholders intending to nominate candidates for election as directors at the Annual Meeting must give the prescribed notice to the Secretary of the Company at least 60 days prior to the applicable Annual Meeting of Stockholders. No such notice has been given with respect to this year's Annual Meeting. The Company's Bylaws have been amended to provide that stockholders intending to nominate candidates for election as directors at a future Annual Meeting of Stockholders must give the prescribed notice to the Secretary of the Company at least 60 days prior to the first anniversary of the mailing of the Proxy Statement in connection with the previous year's Annual Meeting.

     The following table indicates certain information concerning the nominees and the Company's other directors which is based on data furnished by them.

                    NOMINEES FOR ELECTION AS DIRECTORS FOR A
                     TERM ENDING AT THE 2002 ANNUAL MEETING

                                                                                        SERVED AS
                                      PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE     DIRECTOR
            NAME              AGE                DURING PAST FIVE YEARS                   SINCE
            ----              ---     ---------------------------------------------     ---------
Maryellen B. Cattani, Esq...  56     Attorney-at-law; Executive Vice President,           1993
                                     General Counsel & Corporate Secretary of APL
                                       Limited from 1991 to December of 1997(1)
John F. Egan................  63     Vice President of the Company, and President of      1988
                                     the Janitorial Services Division
Charles T. Horngren.........  72     Edmund W. Littlefield Professor of Accounting,       1973
                                       Emeritus, Stanford University Graduate School
                                       of Business, author and consultant(2)

                      DIRECTORS CONTINUING IN OFFICE FOR A
                     TERM ENDING AT THE 2000 ANNUAL MEETING

                                                                                        SERVED AS
                                      PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE     DIRECTOR
            NAME              AGE                DURING PAST FIVE YEARS                   SINCE
            ----              ---     ---------------------------------------------     ---------
Linda Chavez................  51     President of the Center for Equal Opportunity;       1997
                                       nationally syndicated columnist and
                                       television commentator(3)
Martinn H. Mandles..........  58     Chairman of the Board of the Company since           1991
                                       December of 1997; Chief Administrative
                                       Officer since November of 1991; Executive
                                       Vice President from November of 1991 to
                                       December of 1997
Theodore Rosenberg..........  90     Chairman of the Company's Executive                  1962
                                     Committee(4)
William W. Steele...........  62     Chief Executive Officer of the Company since         1988
                                       November of 1994; President since November of
                                       1991

                      DIRECTORS CONTINUING IN OFFICE FOR A
                     TERM ENDING AT THE 2001 ANNUAL MEETING

                                                                                        SERVED AS
                                      PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE     DIRECTOR
            NAME              AGE                DURING PAST FIVE YEARS                   SINCE
            ----              ---     ---------------------------------------------     ---------
Luke S. Helms...............  55     Vice Chairman of KeyBank since March of 1998;        1995
                                       Vice Chairman of BankAmerica Corporation and
                                       Bank of America NT&SA from May of 1993 to
                                       October of 1996
Henry L. Kotkins, Jr........  50     President & Chief Executive Officer of Skyway        1995
                                       Luggage Company(5)
William E. Walsh............  67     General Manager of the San Francisco 49ers           1993
                                     since January of 1999; author, management
                                       consultant and NFL Hall of Fame Coach

---------------
(1) Maryellen B. Cattani is a member of the Board of Directors of Golden West Financial Corporation and World Savings Loan Association.

(2) Charles T. Horngren is a member of the Board of Directors of Interplast, Inc.

(3) Linda Chavez is a member of the Board of Directors of Greyhound Lines, Inc.

(4) Theodore Rosenberg is deemed to be a "control person" of the Company within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Effective as of December 31, 1989, Theodore Rosenberg retired as an officer and employee of the Company after more than fifty years of such service. Theodore Rosenberg has retained his positions as a director of the Company and as Chairman of the Executive Committee of the Company's Board of Directors. Theodore Rosenberg also serves as a consultant to the Company.

(5) Henry L. Kotkins, Jr. is a member of the Board of Directors of Skyway Luggage Company.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The standing committees of the Company's Board of Directors are the Audit Committee, Executive Committee, Executive Officer Compensation & Stock Option Committee, and the Nominating, Governance & Succession Committee. The members and functions of these committees are as follows:

     Audit Committee. The Audit Committee meets periodically with management and the independent public accountants for the Company to make inquiries regarding the manner in which their respective responsibilities are being discharged and reports thereon to the full Board of Directors. The Audit Committee also recommends the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments and related fees, the accounting principles applied by the Company in financial reporting, internal financial auditing procedures and the adequacy of internal controls. The current members of the Audit Committee are Charles T. Horngren, Chairman; Maryellen B. Cattani; and Luke S. Helms.

     Executive Committee. Except for the declaration of dividends and certain other powers which may be exercised only by the full Board of Directors under Delaware law, the Executive Committee has the authority to exercise all powers of the Board with regard to the business of the Company. The current members of the Executive Committee are Theodore Rosenberg, Chairman; Martinn H. Mandles; and William W. Steele.

     Executive Officer Compensation & Stock Option Committee. The Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors executive officer compensation and other terms and conditions of employment for the executive officers of the Company, administers the Company's stock option plans and authorizes grants thereunder, and administers the Company's employee stock purchase plan. The current members of the Executive Officer Compensation & Stock Option Committee are Maryellen B. Cattani, Chairman; Henry L. Kotkins, Jr.; and William E. Walsh.

     Nominating, Governance & Succession Committee. The Nominating, Governance & Succession Committee is responsible for making recommendations regarding the size of the Board of Directors, recommending criteria for selection of candidates to serve on the Board of Directors, evaluating all proposed candidates and recommending to the Board of Directors a slate of nominees for election to the Board of Directors at the Annual Meeting of Stockholders. The Committee is also responsible for executive officer succession and matters of corporate governance in general. The current members of the Nominating, Governance & Succession Committee are Luke Helms, Chairman; Linda Chavez; and Henry L. Kotkins, Jr.

MEETINGS AND ATTENDANCE

     During the fiscal year ended October 31, 1998, the Board of Directors met four times, the Executive Committee met 24 times, the Audit Committee met three times, and the Executive Officer Compensation and Stock Option Committee met four times. During this period, no director attended fewer than 83% of the total number of meetings of the Board and Committees of which he or she was a member.

COMPENSATION OF DIRECTORS

     During the Company's fiscal year ending October 31, 1998, Directors who are not employees of the Company ("Outside Directors") were paid retainer fees of $18,000 per year and $1,500 for each Board or Committee meeting attended. Outside Directors who serve as chairpersons of the standing committees received an additional retainer fee of $1,500 per year. Effective November 1, 1998, the retainer fee paid to outside directors was increased to $24,000 per year, meeting fees were increased to $2,000 per meeting, and the additional retainer fee paid to outside directors who serve as chairpersons of standing committees was increased to $2,000 per year. Pursuant to the terms of the Company's "Time-Vested" Incentive Stock Option Plan adopted in 1987, as amended, each outside director also receives an annual grant of stock options in the amount of 5,000 shares of Common Stock on the first day of each fiscal year.

     Since June of 1992, the Company has entered into Director Retirement Benefit Agreements with all Outside Directors. These agreements provide that, upon the retirement of such Outside Directors, the Company will pay them the monthly retainer they were receiving at the time of their retirement (subject to a 10% reduction for every year of service as an Outside Director less than ten) for a maximum period of ten years. Upon or after attaining the age of 72 years, the retired Outside Director may elect to receive such payment monthly, or in a lump sum discounted to present value at the time of such election. Outside Directors under the age of 72 years who retire with fewer than five years of service as Outside Directors, however, are not entitled to any benefits under these agreements. The Company has also entered into Director Indemnification Agreements with each of its Directors. These agreements, among other things, require the Company to indemnify its Directors against certain liabilities that may arise by reason of their status or service as directors, to the fullest extent provided by Delaware law.

     Theodore Rosenberg, a director of the Company, retired as an officer and employee of the Company in 1989. Upon his retirement as an officer and employee, the Company began and has continued making payments of $8,333.33 per month for ten years pursuant to his previous employment contract with the Company. In addition, Theodore Rosenberg provides consulting services to the Company on a month-to-month basis, for which services he received a fee of $6,250 per month. Effective November 1, 1998, Mr. Rosenberg's consulting fees were increased to $8,333.33 per month. The late Sydney J. Rosenberg retired as a director, officer and employee of the Company in December of 1997. Upon his retirement, the Company began and has continued making payments of $8,333.33 per month to Sydney
J. Rosenberg or his estate for a period of ten years pursuant to his previous employment contract.

       ITEM 2 -- AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     In December of 1998, the Board of Directors approved, subject to approval of the stockholders at the Annual Meeting, an increase in the number of shares of authorized Common Stock from 28,000,000 shares to 100,000,000 shares by adopting an amendment (the "Amendment") to the Certificate of Incorporation of the Company. At January 29, 1999, 21,721,472 shares of Common Stock were issued and outstanding, 6,400 shares of Preferred Stock were issued and outstanding, and 10,480,000 shares of Common Stock were reserved for issuance under the stock option and stock purchase plans of the Company. It is intended that, unless otherwise directed by stockholders, proxies will be voted for approval of the Amendment. The affirmative vote of a majority of the outstanding shares will be necessary to approve adoption of the Amendment. The Board of Directors recommends a vote FOR adoption of the Amendment.

     The Board of Directors believes the proposed Amendment is desirable primarily to provide flexibility to declare stock splits or stock dividends without further authorization by the stockholders. However, the Company has no present plans to effect any such stock split or stock dividend. The additional stock authorized by the Amendment may also be used for other issuances deemed to be in the best interest of the Company and its stockholders such as acquisitions, equity financings, retirement of outstanding indebtedness or employee stock benefit plans that have received stockholder approval or which do not require stockholder approval.

     The Company currently has no agreements or arrangements for the issuance of shares of Common Stock other than the issuance of shares of Common Stock pursuant to employee stock benefit plans which have been previously approved by the stockholders. The Company will apply for the listing on each exchange on which its Common Stock presently is listed of the additional shares of Common Stock which will be authorized as and when such shares are authorized to be issued by the Board of Directors. Unless required by applicable laws or stock exchange regulations, no further authorization by vote of the stockholders will be solicited for the issuance of additional shares of Common Stock.

     The proposed increase in authorized shares of Common Stock could, under some circumstances, make attempts to acquire the Company more difficult, although the Company has no present intention of issuing additional shares for such purpose. Issuance of shares of Common Stock could dilute the ownership interest and voting power of stockholders of the Company who are seeking control. Shares of Common Stock could be issued in a private placement to persons who support the position of the Board of Directors and management in opposing a takeover bid, or other circumstances that could make more difficult, and thereby discourage attempts to acquire control of the Company. To the extent that it impedes any such attempts, the proposed Amendment may serve to continue present management.

     Certain provisions of the Company's charter documents and the Stockholder Rights Plan, both described below, may be deemed to have an "anti-takeover" effect. However, the Board of Directors believes that the charter provisions and such Rights Plan are for the benefit of all stockholders and will serve to preserve and enhance stockholder value in the event certain transactions are proposed regarding an acquisition of the Company or its assets.

     Subject to applicable law, the Board of Directors of the Company may issue shares of Common Stock held in the treasury of the Company, and may issue the authorized but unissued shares of Preferred Stock available with such voting, conversion and other rights as the Board of Directors determines in its sole discretion and without further stockholder action. Depending upon the features of the shares and to whom and when such shares are issued, the issuance of such shares might make the acquisition of control of the Company more difficult, and deter a takeover attempt not approved by the Board of Directors in which stockholders receive for some or all of their shares, a premium, above-market value at the time such takeover attempt is made. Additionally, issuance of shares of Preferred Stock could result in a class of securities outstanding that has certain preferences with respect to dividends and in liquidation over the Common Stock and that may enjoy certain voting rights, contingent or otherwise, in addition to that of the Common Stock and could result in the dilution of the voting rights, net income per share, and net book value of the Common Stock.

     The Company's Certificate of Incorporation requires that certain business combination transactions between the Company and a "Related Person" (beneficial owner of 10% or more of the Company's voting stock) be approved by the affirmative vote of holders of not less that 70% of the then outstanding shares of voting stock unless certain specified conditions are met. If the conditions are met, then the transaction would require only such affirmative vote as is required by law, any national securities exchange or otherwise. Business combinations subject to this provision include a merger or consolidation of the Company with, or a sale or transfer of all or substantially all of the Company's assets to, a Related Person. The "fair price" provision could make it more difficult, and may therefore discourage, an attempt by another company or group, through the acquisition of a substantial block of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, consolidation or sale of the Company's assets which may not be in the best interests of all stockholders.

     The Company's Certificate of Incorporation also provides that (i) the Company's Board of Directors is divided into three classes so that approximately one third of the Board of Directors stands for election each year; (ii) any action required or permitted to be taken by the stockholders of the Company may be effected only at an annual or special meeting of the stockholders and that stockholder action may not be by written consent in lieu of a meeting; (iii) special meetings of stockholders may only be called by the Board of Directors or a committee of the Board; (iv) vacant directorships may only be filled by the Board of Directors; and (v) any director may be removed from office only pursuant to the affirmative vote of the holders of seventy percent (70%) of the outstanding voting stock of the Company and only for cause.

     The provisions of the Certificate of Incorporation described above may not be repealed or amended in any respect unless such amendment is approved by the affirmative vote of not less than seventy percent (70%) of the total voting stock.

     The Bylaws establish an advanced notice procedure for the nomination, other than by or at the direction of the Board of Directors or a committee thereof, of candidates for election as directors and for other stockholder proposals to be considered at an annual meeting of stockholders. To be timely, notice of a stockholder's nomination or proposal must be received at least 60 days prior to the first anniversary of the mailing of the Proxy Statement in connection with the previous year's Annual Meeting. With respect to the election of directors to be held at a special meeting of stockholders, notice of a stockholder's nomination must be received no later than the tenth day following the date on which notice of such meeting is first given to stockholders.

     In March of 1998, the Company's Board of Directors adopted a stockholder rights plan (the "Rights Plan") to replace an existing rights plan that expired on April 22, 1998. The Rights Plan contains provisions intended to protect stockholders in the event of an unsolicited offer to acquire the Company, including offers that do not treat all stockholders equally, the acquisition in the open market of shares constituting control without offering fair value to all stockholders, and other coercive or unfair takeover tactics that could impair the Board's ability to represent the stockholders' interests fully and which the Board believes are not in the best interests of stockholders. The Rights Plan is designed to deal with unilateral actions by hostile acquirers that are calculated to deprive the Company's Board of Directors and its stockholders from determining the future of the Company by confronting a potential acquirer or raider with the prospect of significant dilution of its equity ownership if such acquirer or raider meets or exceeds a specified ownership threshold (20%). The Rights Plan is not intended to prevent an acquisition of the Company on terms that are favorable and fair to all stockholders and the mere declaration of the rights dividend should not affect any prospective offeror willing to make an all cash offer at a full and fair price, or to negotiate with the Board of Directors, and will not interfere with a merger or other business combination transaction that the Board of Directors approves as fair and as constituting a recognition of full value to the stockholders. Set forth below is a summary of the Rights Plan, which is not complete and is qualified in its entirety by reference to the Rights Agreement, a copy of which may be obtained without charge from the Company.

     The Rights Plan provides for a dividend distribution of one preferred stock purchase right (a "Right") for each outstanding share of common stock, distributed to stockholders of record on April 22, 1998. The Rights will be exercisable only if a person or group acquires 20% or more of the Company's Common Stock (an "Acquiring Person") or announces a tender offer for 20% or more of the Common Stock. Each Right will entitle stockholders to buy one one-thousandth of a share of newly created Participating Preferred Stock, par value $.01 per share, of the Company at an initial exercise price of $175 per Right, subject to adjustment from time to time. However, if any person becomes an Acquiring Person, each Right will then entitle its holder (other than the Acquiring Person) to purchase, at the exercise price, Common Stock (or, in certain circumstances, Participating Preferred Stock) of the Company having a market value at that time of twice the Right's exercise price. These Rightsholders would also be entitled to purchase an equivalent number of shares at the exercise price if the Acquiring Person were to control the Company's Board of Directors and cause the Company to enter into certain mergers or other transactions. In addition, if an Acquiring Person acquired between 20% and 50% of the Company's voting stock, the Company's Board of Directors may, at its option, exchange one share of the Company's common stock for each Right held (other than Rights held by the Acquiring Person). Rights held by the Acquiring Person will become void.

     The Rights Plan excludes from its operation Theodore Rosenberg, the late Sydney J. Rosenberg, and any trust or foundation to which either Theodore Rosenberg and the late Sydney J. Rosenberg has transferred or may transfer shares, and any person who acquires shares of Common Stock from Theodore Rosenberg, Sydney J. Rosenberg, or any such trust or foundation by gift, inheritance or in a transaction in which no consideration is exchanged. As a result, the holdings of The Theodore Rosenberg Trust, The Sydney J. Rosenberg Trust and certain related parties will not cause the Rights to become exercisable or nonredeemable or trigger the other features of the Rights. The Rights will expire on April 22, 2008, unless earlier redeemed by the Board at $0.01 per Right.

             ITEM 3 -- FURTHER AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, ADOPTED IN 1985, AS PREVIOUSLY AMENDED

     Since 1970, the Company's stockholders have approved seven separate stock purchase plans to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions.

     The Employee Stock Purchase Plan adopted in 1985, (the "1985 Plan") was approved by stockholders and became effective in April of 1985. Under the 1985 Plan, 2,000,000 shares were initially reserved for issuance. In 1994, the stockholders approved amendments to the 1985 Plan, including an amendment to increase the number of shares of Common Stock authorized for issuance under the 1985 Plan by 500,000. In 1996, the stockholders approved an amendment to the 1985 Plan to increase the number of shares issuable thereunder by 600,000.

     In December of 1998, the Board of Directors adopted an amendment to the 1985 Plan to increase the number of shares of Common Stock authorized for issuance under the 1985 Plan by 1,200,000. This amendment to the 1985 Plan is subject to approval by the stockholders at the Annual Meeting.

     Every employee of the Company and of its subsidiaries is eligible to participate in the 1985 Plan, except that an employee is not eligible if he or she owns, or has the right to acquire, 5% or more of the voting stock of the Company or of any subsidiary of the Company. As of December 31, 1998, approximately 55,000 employees were eligible to participate and 3,981 employees were actively participating in the 1985 Plan.

     The 1985 Plan is administered by the Executive Officer Compensation & Stock Option Committee of the Board of Directors (the "Committee"). The Committee has the authority to make rules and regulations to administer the 1985 Plan. The interpretations and decisions of the Committee are final and conclusive.

     The Board of Directors has the discretion to amend or terminate the 1985 Plan at any time. The Plan shall continue until the earliest of (i) the day on which participating employees become entitled to purchase a number of shares equal to or greater than the number of shares available for purchase under the Plan, or (ii) any time at the discretion of the Company's Board of Directors. Upon termination of the Plan, all contributions in the accounts of participating employees will be promptly refunded.

     As of December 31, 1998, 161,585 shares of Common Stock remained available for future issuance under the 1985 Plan. In the event of any stock split or other change in the capital structure of the Company, appropriate adjustments will be made in the number, kind and purchase price of the shares available for purchase under the 1985 Plan.

     Eligible employees voluntarily can elect to invest up to 10% of their cash compensation through after-tax payroll deductions for the purchase of shares of Common Stock. After an offering period has begun, an employee may increase or decrease his or her contribution percentage (subject to the 1985 Plan rules). Employees elect to participate for offering periods which last one year. Employees who have joined the 1985 Plan automatically are re-enrolled for additional rolling one-year periods; provided, however, that an employee may cancel his or her enrollment at any time (subject to the 1985 Plan rules).

     Shares of Common Stock are purchased on the last business day of each calendar month in the offering period. The purchase price of the shares purchased is 85% of the lower of (i) the Common Stock's fair market value on the first business day of the offering period, or (ii) the Common Stock's fair market value on the last business day of any calendar month when a participant has a sufficient amount accumulated from payroll deductions to purchase ten or more shares. Fair market value under the 1985 Plan means the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange for the day in question. However, during any single year, no employee may purchase more than $25,000 of Common Stock under the 1985 Plan (based on the market value on the applicable first business day of the offering period).

     Participation in the 1985 Plan terminates when a participating employee's employment with the Company ceases for any reason, the employee withdraws from the 1985 Plan, or the 1985 Plan is terminated or amended such that the employee no longer is eligible to participate.

     Given that the number of shares that may be purchased under the 1985 Plan is determined, in part, on the Common Stock's market value on the date of purchase or on the first day and last day of the offering period, and that participation in the 1985 Plan is voluntary on the part of employees, the actual number of shares of Common Stock that may be purchased by any individual is not determinable in advance. The following table sets forth (a) the aggregate number of shares of the Company's Common Stock which were purchased under the 1985 Plan during fiscal 1998, and
(b) the average price per share paid for such shares.

                                                              NUMBER OF SHARES    AVERAGE PER SHARE
                NAME OF INDIVIDUAL OR GROUP                      PURCHASED         PURCHASE PRICE
                ---------------------------                   ----------------    -----------------
William W. Steele...........................................          765              $15.78
  President & Chief Executive Officer
Martinn H Mandles...........................................          775              $15.92
  Chairman of the Board & Chief Administrative Officer
John F. Egan................................................          813              $15.78
  Vice President of the Company, and President of the
  Janitorial Services Division
Jess E. Benton, III.........................................          843              $15.78
  Senior Vice President
Henrik Slipsager............................................          784              $16.58
  Senior Vice President of the Company, and Executive Vice
  President of the Janitorial Services Division
All Executive Officers, as a group..........................        9,480              $16.58
All Directors who are not Executive Officers, as a
  group(1)..................................................          n/a                 n/a
All employees who are not Executive Officers, as a group....      552,909              $19.42

---------------
(1) Directors who are not employees of the Company are not eligible to participate in the 1985 Plan.

     Based on management's interpretation of current federal income tax law, the tax consequences of selling shares of Common Stock purchased under the 1985 Plan generally are as follows:

     The 1985 Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended. An employee will not have taxable income when shares of Common Stock are purchased for him or her, but income taxes will generally be due when the employee sells or otherwise disposes of stock purchased through the 1985 Plan.

     For shares of Common Stock that are not disposed of until more than two years after the first day of the applicable offering period, (the "two-year holding period"), gain up to the amount of the discount (if any) from the market price of the Common Stock on the enrollment date (or re-enrollment date) is taxed as ordinary income. Any additional gain above that amount is taxed at long-term capital gain rates. If, after the two-year holding period, the employee sells the stock for less than the purchase price, the difference is a long-term capital loss. Shares sold within the two-year holding period are taxed at ordinary income rates on the amount of discount received from the Common Stock's market price on the purchase date. Any additional gain (or loss) is taxed as long-term or short-term capital gain (or loss). The purchase date begins the holding period for determining whether the gain (or loss) is short-term or long-term.

     The Company generally receives a deduction for federal income tax purposes for the ordinary income an employee recognizes when the employee disposes of stock purchased under the 1985 Plan within the two-year holding period. The Company does not receive a deduction for shares disposed of after such two-year period.

     It is intended that, unless otherwise directed by stockholders, proxies will be voted for approval of the amendment to the 1985 Plan. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter will be necessary to approve adoption of the amendment. The Board of Directors believes that the 1985 Plan has been valuable to the Company in recruiting, incentivizing and retaining employees upon whom the Company's success depends. Accordingly, the Board of Directors recommends a vote FOR adoption of the amendment.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation of the Chief Executive Officer and the four most highly compensated executive officers of the Company for all services in all capacities rendered to the Company and its subsidiaries during the fiscal years ended October 31, 1998, 1997 and 1996 are set forth below. Columns regarding "Other Annual Compensation," "Restricted Stock Awards," "Long-Term Incentive Plan Payouts" and "All Other Compensation" are excluded because no reportable payments were made to these executive officers in or for the relevant years.

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                                                                        ------------
                                                               ANNUAL COMPENSATION(1)      STOCK
                                                      FISCAL   ----------------------     OPTIONS
            NAME AND PRINCIPAL POSITION                YEAR    SALARY($)    BONUS($)     GRANTED(#)
            ---------------------------               ------   ----------   ---------   ------------
William W. Steele...................................   1998     $577,944    $484,544       15,000
  President & Chief Executive Officer                  1997      552,000     462,598      100,000
                                                       1996      480,302     327,794       10,000
Martinn H. Mandles..................................   1998      375,425     242,272       12,500
  Chairman of the Board since December of 1997;        1997      275,000     231,299       80,000
  Chief Administrative Officer since November of       1996      235,302     164,563       40,000
  1991; Executive Vice President from November of
  1991 until December of 1997
John F. Egan........................................   1998      366,450     165,664       12,500
  Vice President of the Company, and President of      1997      350,000     126,537       60,000
  the Janitorial Services Division                     1996      327,928     108,200       30,000
Jess E. Benton, III.................................   1998      324,207     124,849       12,500
  Senior Vice President                                1997      276,627     150,477       60,000
                                                       1996      264,715     129,497      30,000\
Henrik Slipsager....................................   1998      366,450     106,126       42,500
  Senior Vice President of the Company since March     1997      271,702     135,851       50,000
  of 1998, and Executive Vice President of the         1996          n/a         n/a          n/a
  Janitorial Services Division since being hired in
  January of 1997

---------------
(1) Includes amounts deferred under the Company's Deferred Compensation Plan.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The Executive Officer Compensation & Stock Option Committee of the Board of Directors currently has authority to grant stock options under either the "Age-Vested" Career Stock Option Plan adopted in 1984, as amended (the "1984 Plan"), the "Time-Vested" Incentive Stock Option Plan adopted in 1987, as amended (the "1987 Plan"), or the "Price-Vested" Performance Stock Option Plan adopted in 1996 (the "1996 Plan"). The following tables set forth certain information regarding stock options granted to, and exercised and owned by, the executive officers named in the foregoing Summary Compensation Table.

                                      STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                                 INDIVIDUAL GRANTS
                                 -------------------------------------------------    POTENTIAL REALIZABLE
                                               PERCENT OF                            VALUE AT ASSUMED ANNUAL
                                 NUMBER OF       TOTAL                                   RATES OF STOCK
                                 SECURITIES     OPTIONS      EXERCISE                   APPRECIATION FOR
                                 UNDERLYING    GRANTED TO    OR BASE                    OPTION TERM(1)(2)
                                  OPTIONS     EMPLOYEES IN    PRICE     EXPIRATION   -----------------------
       NAME AND POSITION         GRANTED(#)   FISCAL YEAR     ($/SH)       DATE       $ @ 5%       $ @ 10%
       -----------------         ----------   ------------   --------   ----------   ---------    ----------
William W. Steele..............    15,000(3)      0.85%      $29.406        (4)      $277,350     $ 703,020
  President & Chief Executive
  Officer
Martinn H. Mandles.............    12,500(3)      0.70%      $29.406        (4)      $231.162     $ 585,850
  Chairman of the Board &
  Chief Administrative Officer
John F. Egan...................    12,500(3)      0.70%      $29,406        (4)      $231,162     $ 585,850
  Vice President of the
  Company, and President of the
  Janitorial Services Division
Jess E. Benton, III............    12,500(3)      0.70%      $29.406        (4)      $231,162     $ 585,850
  Senior Vice President
Henrik Slipsager...............    10,000(3)      0.56%      $29.406        (4)      $184,930     $ 468,680
  Senior Vice President             2,500(3)      0.14%       36.594        (4)        56,500       145,500
  of the Company, and              10,000(5)      0.56%       36.594        (6)       230,200       583,200
  Executive Vice President         20,000(7)      1.12%       36.594        (8)       460,400     1,166,420
  of the Janitorial Services
  Division

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% annual rates of stock appreciation prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation, if any, of the Company's stock price. No gain to the optionees is possible without an increase in the price of the Company's stock, which will benefit all stockholders.

(2) For purposes of calculating the potential realizable value, it has been assumed that the stock options have a term of ten years.

(3) Stock options granted under the 1984 Plan. 50% of the recipient's options vest on the recipient's 61st birthday and the remaining 50% vest on the recipient's 64th birthday.

(4) To the extent vested, these stock options may be exercised at any time prior to one year after termination of employment. However, all stock options vest and may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation.

(5) Stock options granted under the 1987 Plan. These options vest at a rate of 20% per year over five years commencing one year from the grant date

(6) Stock options expire ten years from the grant date. However, all stock options vest and may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation.

(7) Stock options granted under the 1996 Plan. These stock options vest according to a schedule tied to the price of the Company's Common Stock. Mr. Slipsager's options will become exercisable at any time after March 17, 1999 if the Fair Market Value of the Company's Common Stock shall have been equal to or greater than the assigned vesting price of $40.00 per share for ten (10) trading days in any period of thirty (30) consecutive trading days prior to such date. Stock options that have not vested on or before the close of business on the fourth (4th) anniversary of the grant date shall vest at the close of business on the business day immediately preceding the eighth anniversary of the date of grant, if such options have not previously terminated.

(8) To the extent vested, these stock options may be exercised at any time prior to ninety days after termination of employment. However, all stock options vest and may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation.

             AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END STOCK OPTION VALUES

                                                         COMMON SHARES UNDERLYING          VALUE OF UNEXERCISED
                              SHARES                      UNEXERCISED OPTIONS ON           IN-THE-MONEY OPTIONS
                             ACQUIRED                       OCTOBER 31, 1998(1)           ON OCTOBER 31, 1998(2)
                                ON           VALUE      ---------------------------   ------------------------------
    NAME AND POSITION       EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE      UNEXERCISABLE
    -----------------       -----------   -----------   -----------   -------------   -----------      -------------
William W. Steele.........    60,000      $1,662,420      202,500(3)     92,500(4)    $2,775,000(3)     $2,590,000(4)
  President and
  Chief Executive Office
Martinn H. Mandles........    40,000      $1,120,000      116,000(5)     90,500(6)    $1,398,520(5)     $2,534,000(6)
  Chairman of the Board
  and Chief Administrative
  Officer
John F. Egan..............    60,000      $1,483,080      134,250(7)     70,250(8)    $1,906,720(7)     $1,967,000(8)
  Vice President of the
  Company, and President
  of the Janitorial
  Services Division
Jess E. Benton, III.......    20,000      $  448,333       97,000(9)     91,500(10)   $1,241,520(9)     $2,562,000(10)
  Senior Vice President
Henrik Slipsager..........    10,000      $   82,925       24,000(11)    68,500(12)   $  200,000(11)    $1,918,000(12)
  Senior Vice President of
  the Company, and
  Executive Vice President
  of the Janitorial
  Services Division

---------------
 (1) Includes stock options granted under the 1984 Plan, 50% of which vest upon the optionee's 61st birthday and 50% of which vest upon the optionee's 64th birthday; stock options granted under the 1987 Plan, which vest at a rate of 20% per year commencing one year after the date of grant; and stock options granted under the 1996 Plan which will vest according to a schedule tied to the price of the Company's Common Stock.

 (2) Based on a price per share of $28.00 which was the price of a share of the Company's Common Stock on the New York Stock Exchange at the close of business on October 31, 1998.

 (3) Includes 20,000 stock options granted in 1983 at an exercise price of $5.72 per share, 40,000 stock options granted in 1991 at an exercise price of $8.49 per share, 40,000 stock options granted in 1994 at exercise price of $8.91 per share, 20,000 stock options granted in June of 1996 at an exercise price of $18.75 per share, 75,000 stock options granted in December of 1996 at an exercise price of $20.00 per share, and 7,500 stock options granted in 1997 at an exercise price of $29.41 per share.

 (4) Includes 20,000 stock options granted in 1983 at an exercise price of $5.72 per share, 10,000 stock options granted in 1994 at an exercise price of $8.91 per share, 30,000 stock options granted in June of 1996 at an exercise price of $18.75 per share, 25,000 stock options granted in December of 1996 at an exercise price of $20.00 per share, and 7,500 stock options granted in 1997 at an exercise price of $29.41 per share.

 (5) Includes 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 24,000 stock options granted in 1994 at an exercise price of $8.91 per share, 16,000 stock options granted in June of 1996 at an exercise price of $18.75 per share, and 60,000 stock options granted in December of 1996 at an exercise price of $20.00 per share.

 (6) Includes 28,000 stock options granted in 1983 at an exercise price of $5.72 per share, 6,000 stock options granted in 1994 at an exercise price of $8.91 per share, 24,000 stock options granted in June of 1996 at an exercise price of $18.75 per share, 20,000 stock options granted in December of 1996 at an exercise price of $20.0 per share, and 12,500 stock options granted in 1997 at an exercise price of $29.41 per share.

 (7) Includes 23,000 stock options granted in 1983 at an exercise price of $5.72 per share, 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 32,000 stock options granted in 1994 at an exercise price of $8.91 per share, 12,00 stock options granted in June of 1996 at an exercise price of $18.75 per share, 45,000 stock options granted in December of 1996 at an exercise price of $20.00 per share, and 6,250 stock options granted in 1997 at an exercise price of $29.41 per share.

 (8) Includes 23,000 stock options granted in 1983 at an exercise price of $5.72 per share, 8,000 stock options granted in 1994 at an exercise price of $8.91 per share, 18,000 stock options granted in June of 1996 at an exercise price of $18.75 per share, 15,000 stock options granted in December of 1996 at an exercise price of $20.00 per share, and 6,250 stock options granted in 1997 at an exercise price of $29.41 per share.

 (9) Includes 16,000 stock options granted in 1991 at an exercise price of $8.49 per share, 24,000 stock options granted in 1994 at an exercise price of $8.91 per share, 12,000 stock options granted in June of 1996 at an exercise price of $18.75 per share, and 45,000 stock options granted in December of 1996 at an exercise price of $20.00 per share.

(10) Includes 40,000 stock options granted in 1983 at an exercise price of $5.72 per share, 6,000 stock options granted in 1994 at an exercise price of $8.91 per share, 18,000 stock options granted in June of 1996 at an exercise price of $18.75 per share, 15,000 stock options granted in 1996 at an exercise price of $20.00 per share, and 12,500 stock options granted in 1997 at an exercise price of $29.41 per share.

(11) Includes 20,000 stock options granted in 1996 at an exercise price of $20.00 per share, and 4,000 stock options granted in 1997 at an exercise price of $18.00 per share.

(12) Includes 10,000 stock options granted in 1996 at an exercise price of $20.00 per share, 16,000 stock options granted in March of 1997 at an exercise price of $18.00 per share, 10,000 stock options granted in December of 1997 at an exercise price of $29.41 per share, and 32,500 stock options granted in 1998 at an exercise price of $36.49 per share.

SERVICE AWARD BENEFIT PLAN

     The Company's Service Award Benefit Plan became effective on November 1, 1989. This plan is an unfunded "severance pay plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. All qualified employees, as defined in said Service Award Benefit Plan, earning more than the Internal Revenue Service determination of a highly compensated individual as determined each calendar year (currently over $80,000), are eligible for benefits under the plan. The Company has a separate 401(k) and Profit Sharing Plan (the "401(k) Plan") for all qualified employees, as defined in said 401(k) Plan, who earn less than such amount. The Service Award Benefit Plan provides that, upon termination, eligible employees will receive seven days pay for each full calendar year of employment subsequent to December 31, 1991. The Company, at its discretion, may also award additional days each year. The amount of the payment is based on the average annual compensation, up to a maximum of $175,000, received by the employee in the current calendar year and the two calendar years preceding termination. The amount of the payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the 12 month period preceding the termination of employment. If employment terminates before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, or if the employee is terminated for cause (such as theft or embezzle-

ment), such employee forfeits any benefits payable under the plan. Following termination, eligible employees will receive their payments under the plan in two equal installments. Executives, managers and salespersons of the Company will receive their first payment in the eleventh month following termination and the second payment no later than the last day of the twenty-third month following termination. Other eligible employees will receive their first payment as soon as administratively possible following termination and their second payment in the thirteenth month following termination. The payment schedule may be waived for employees who terminate employment after reaching age 62, or if termination results from death or total disability.

EMPLOYMENT AGREEMENTS

     The Company has entered into written employment agreements with all of its executive officers, including the executive officers named in the foregoing compensation tables, those being the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended October 31, 1998. All such written employment agreements that would have expired in October 31, 1998 were extended and otherwise amended as of November 1, 1998, and provide for annual salaries (in the following amounts for fiscal 1999: $605,107 for William W. Steele; $406,157 for Martinn H. Mandles; $383,673 for John F. Egan; $339,445 for Jess E. Benton, III, and $383, 673 for Henrik Slipsager), annual bonuses based on pretax profits, plus other customary benefits including, but not limited to, participation in the Company's group health, disability and life insurance programs. The Company also provides all of its executive officers with certain other perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

     The written employment agreements include several significant restrictions on increases in annual salary and on payment of annual bonuses that are set forth in the Executive Officer Compensation and Stock Option Committee Report on Executive Officer Compensation that follows.

     These written employment agreements also provide that upon an executive officer's retirement from full time employment with the Company at or after reaching age 65 or in certain other specified events, the Company will pay them or their respective estates consulting fees in the amounts of: (i) for William
W. Steele, $693,333, plus $76,666 times the number of years of Mr. Steele's employment with the Company after November 1, 1996; (ii) for Martinn H. Mandles, $500,000; (iii) for John F. Egan, $471,428, plus $42,857 times the number of years of Mr. Egan's employment with the Company after November 1, 1994; and $250,000 each for Jess E. Benton, III and Henrik Slipsager. Unless earlier terminated, or later extended pursuant to their term, these employment agreements continue until October 31, 2000 for each of the above-named executive officers.

MANAGEMENT INDEBTEDNESS

     During fiscal 1984, John F. Egan relocated his personal residence from Illinois to California in connection with his employment by the Company. As a condition of his relocation, the Company loaned Mr. Egan $575,000 for the purchase of a personal residence in California. This loan is secured by a deed of trust on the residence. The loan, which initially contained a shared appreciation provision, accrued interest at the rate of 3% per annum from August of 1987 until July of 1989, and 4% per annum from August of 1989 to December 31, 1991. Effective January 1, 1992, the loan was amended to terminate the shared appreciation provisions and to provide an interest rate of 6% per annum. The loan will mature on August 1, 1999, unless accelerated by the occurrence of certain specified events such as the termination of Mr. Egan's employment with the Company. As of December 31, 1998, the outstanding principal balance of this loan was $496,876.13

EXECUTIVE OFFICER COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Maryellen B. Cattani, Henry L. Kotkins, Jr. and William E. Walsh currently serve as members of the Executive Officer Compensation & Stock Option Committee of the Board of Directors. They have no relationships with the Company other than as directors and stockholders. During fiscal 1998, no executive officer of the Company served as a director, or as a member of the compensation committee, of any other for-profit entity other than subsidiaries of the Company.

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON COMPENSATION

February 1, 1999

To the Board of Directors:

     INTRODUCTION. Based upon its evaluation of the performance of both the Company and its executive officers, and subject to existing employment contracts, the Executive Officer Compensation & Stock Option Committee reviews and recommends to the Board of Directors the compensation and other terms and conditions of employment for all eleven executive officers of the Company, who are: the Chairman of the Board and Chief Administrative Officer; the President and Chief Executive Officer; three Senior Vice Presidents; four Vice Presidents (including the Chief Financial Officer); the Controller and Chief Accounting Officer; and the Treasurer.

     COMPENSATION PROGRAM. Because the Company is primarily a service business, the leadership of its executive officers is crucial to the Company's growth and prosperity. It is the Committee's goal that the policies underlying the Company's executive compensation programs support the Company's ultimate goal of enhancing stockholder value by providing services to customers at a profit to the Company. Each executive officer is compensated through a combination of annual salary and bonus, plus stock option grants from time-to-time. Subject to the terms and conditions of the written employment contracts described below, the Committee reviews the overall compensation of the executive officers primarily by evaluating their past performance, expectations as to their future performance, the Company's profitability and other factors such as length of service to the Company.

     To assist in its review, the Committee retains, from time-to-time, the services of an independent executive compensation consulting firm to evaluate the Company's cash compensation of its executive officers. The consultant helped to design the current compensation program and confirmed that this program was competitive with companies of similar size and performance. Based upon the results of the evaluation undertaken by its consulting firm, the Committee believes that the Company's cash compensation program for its executive officers in general, and the individual cash compensation of the Company's executive officers in particular, are fair and reasonable. Through the consistent and fair application of its executive compensation program, the Company believes it will be able to recruit, incentivize and retain executives who are best able to contribute to the overall success of the Company, including the Company's ultimate goal of enhancing stockholder value.

     ANNUAL SALARIES AND BONUSES. The Company has entered into written employment agreements with all eleven of its executive officers which set forth the compensation and other terms and conditions of their employment with the Company. Under these written employment agreements, each executive officer receives cash compensation in the form of an annual salary, plus an annual bonus that is related directly to the profit before taxes of the Company on a consolidated basis or the division(s) of the Company for which that executive officer is responsible.

     For the Company's executive officers to be entitled to receive an increase in annual salary under their written employment agreements, the Company's earnings per share for each fiscal year must equal or exceed the Company's earnings per share for the previous fiscal year, in which case the annual salaries are increased by an amount equal to the percentage change in the American Compensation Association Index for the Western Region to a maximum of 6% per year.

     The annual bonus of each executive officer is either a percentage of profit for the current fiscal year, or it is a percentage of both the profit for the current fiscal year and any increase in profit over the previous fiscal year. All such bonuses are calculated and earned only after completion of the Company's annual audit. However, for any of the Company's executive officers to receive an annual bonus under the written employment agreements, the Company's annual earnings per share for any fiscal year after 1995 must exceed 80% of the Company's earnings per share for the previous fiscal year. The Committee views the annual bonus as an important part of the overall compensation of each executive officer because it provides each of them with a material stake in the financial performance of the Company and/or the division(s) of the Company for which they are responsible. The members of the Executive Officer Compensation & Stock

Option Committee expect that such bonuses will represent a significant portion of an executive officer's annual salary if the Company and/or the applicable division(s) achieve their projected income. Accordingly, a portion of the compensation of each executive officer is related directly to the Company's profitability and, therefore, to the Company's ultimate goal of enhancing stockholder value.

     Prior to the expiration of a written employment agreement between the Company and an executive officer, the Committee will evaluate the compensation of that officer in accordance with the executive compensation program described above, focusing on motivating that officer to attain corporate and individual performance objectives.

     OTHER COMPENSATION. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, including, but not limited to, the Company's group health, disability and life insurance programs. In accordance with the terms and conditions of the written employment agreements, the Company also provides its executive officers with certain perquisites, such as Company-provided automobiles or car allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

     BASIS FOR CEO COMPENSATION. The Chief Executive Officer's cash compensation for fiscal 1998 was determined by such officer's employment contract and the discretionary bonus set forth above. The Chief Executive Officer's compensation is evaluated in accordance with the factors and criteria used to evaluate all executive officers and is subject to the same limitations described above.

     IRS SECTION 162(m). The Company does not expect the deductibility limit of
Section 162(m) to have a material effect on the Company because cash compensation paid to each of the Company's executive officers currently is less than $1,000,000 per year, except with respect to the Company's President & Chief Executive Officer, whose fiscal 1998 cash compensation exceeded $1,000,000 by a relatively small amount. In addition, the Company believes that non-qualified stock options granted under the Company's stock option plans are exempt from the deductibility limitation because such options have been qualified as "performance-based" compensation under Section 162(m). Incentive stock options granted under the Company's stock option plans generally do not entitle the Company to a tax deduction without regard to Section 162(m).

                                          Executive Officer Compensation
                                          & Stock Option Committee

                                          Maryellen B. Cattani, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

EXECUTIVE OFFICER COMPENSATION & STOCK OPTION COMMITTEE REPORT ON STOCK OPTIONS

February 1, 1999

To the Board of Directors:

     The Executive Officer Compensation & Stock Option Committee administers the Company's stock option plans and authorizes grants thereunder. The Company's stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in the Company and thus encourage them to become and remain employed by the Company. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to the Company's ultimate goal of enhancing stockholder value. During 1998, the Committee approved stock options for newly-hired or recently promoted employees to purchase a total of 570,000 shares under the "Age-Vested" Career Stock Option Plan adopted in 1984, as amended; approved stock options for 423 newly hired or recently promoted employees to purchase of total of 266,100 shares under the "Time-Vested" Incentive Stock Option Plan adopted in 1987, as amended; and approved Stock Options for five newly-hired or recently promoted employees to purchase 140,000 shares under the "Price-Vested" Performance Stock Option Plan adopted in 1996.

     In determining the number of stock options to be granted to employees, the Committee considers each employee's responsibility and performance, the Company's overall profitability, the aggregate number of such stock options that had been granted in recent years, and other factors such as length of service to the Company.

                                          Executive Officer Compensation
                                          & Stock Option Committee

                                          Maryellen B. Cattani, Chairman
                                          Henry L. Kotkins, Jr., Member
                                          William E. Walsh, Member

PERFORMANCE GRAPH

     Set forth below is a graph comparing the five-year cumulative total stockholder return on the Company's Common Stock with the five-year cumulative total return of: (a) the Standard & Poor's 500 and (b) a peer group of companies that, like the Company, (i) are currently listed on the New York Stock Exchange,
(ii) have been publicly-traded for at least five years and (iii) have a market capitalization of $625 million to $650 million (based on the most recent publicly available number of shares outstanding on December 31, 1998 and the closing price of such shares on that date). The peer group consists of the following companies, in addition to the Company: AAR Corp., Ackerley Group Inc., Baker Fentress & Co., Ballard Medical Products, CBL & Associates Properties Inc., Credicorp Ltd., F & M National Corp., Muniyield Fund Inc., Newpark Resources, Omega Healthcare Investors Inc., Overseas Shipholding Group, Pilgrims Pride Corp., Sierra Health Services, and Smucker (JM) Co.

     Although the criteria for selecting companies to be included in the peer group are the same as the criteria used in last year's proxy statement, the following companies from last year's peer group have been deleted from this year's peer group because they failed to meet the market capitalization requirement set forth above and/or they are not currently listed on the New York Stock Exchange: ACM Government Income Fund, American Health Properties, Colonial Properties Trust, D. R. Horton, Inc. Foremost Corporation of America, Graco Inc., Hudson Foods Inc., Hughes Supply Inc., Nonics Inc., Irvine Apartment Communities, KCS Energy Inc., Kellwood Co., Kuhlman Corp., Mastec Inc., Orange & Rockland Utilities, Plantronics Inc., Spelling Entertainment Group Inc., True North Communications, and United Illuminating Co.

     The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. The facility services industry is highly fragmented, primarily consisting of privately-owned businesses that provide a limited range of services on a local or regional basis. While the Company is aware that some other publicly-traded companies market services in one or more of the Company's nine lines-of-business, none of these other companies provide most or all of the services offered by the Company, and many offer other services or products as well. Moreover, some of these other companies that engage in one or more of the Company's nine lines-of-business do so through divisions or subsidiaries that are not publicly-traded and/or reported. For all of these reasons, no such comparison would, in the opinion of the Company, provide a meaningful index of comparative performance.

     The comparisons in the graph shown are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                                                       PEER GROUP:                BROAD MARKET:                 COMPANY:
                                                       -----------                -------------                 --------
'1993'                                                     100                         100                         100
'1994'                                                     103                         104                         132
'1995'                                                     112                         131                         170
'1996'                                                     132                         163                         231
'1997'                                                     175                         215                         363
'1998'                                                     149                         262                         381

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1998.

                                                           NUMBER OF
          NAME AND ADDRESS OF BENEFICIAL OWNER              SHARES      PERCENT
          ------------------------------------             ---------    -------
The Theodore Rosenberg Trust(1)..........................  2,411,370(2)  11.1%
  295-89th Street, Suite 200
  Daly City, California 94015
The Sydney J. Rosenberg Trust(1).........................  2,256,384(3)  10.4%
  c/o Bank of America NT&SA
  2049 Century Park East, Suite 200
  Los Angeles, California 90067
GeoCapital Corporation...................................  1,770,000(4)   8.1%
  767 Fifth Avenue
  New York, New York 10153
Palisade Asset Management................................  1,629,900(5)   7.5%
  One Bridge Plaza, #695
  Fort Lee, New Jersey 07024
Citigroup Inc............................................  1,255,835(6)   5.8%
  153 East 53rd Street
  New York, NY 10043

---------------
(1) The Theodore Rosenberg Trust and The Sydney J. Rosenberg Trust constitute a group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, because under certain circumstances they may act in concert with respect to the shares of Common Stock held by each. Accordingly, each trust may be deemed to own an aggregate of 4,667,754 shares of Common Stock or approximately 21.5% of the outstanding Common Stock. Subject to the foregoing, The Theodore Rosenberg Trust and The Sydney J. Rosenberg Trust. disclaim beneficial ownership of shares held by the other.

(2) Includes 2,368,778 shares of Common Stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only Trustee and sole beneficiary. Also includes 30,792 shares of Common Stock held by a family charitable foundation, of which Theodore Rosenberg is a director. The Theodore Rosenberg Trust disclaims beneficial ownership of the shares held by the family charitable foundation. Also includes 11,800 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 1998.

(3) The Sydney J. Rosenberg Trust is an irrevocable trust of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America NT&SA are the only Co-Trustees and of which there are numerous beneficiaries. Except to the extent of their shared voting and investment power, S. Brad Rosenberg, Martinn H. Mandles and Bank of America NT&SA, as Co-Trustees, disclaim beneficial ownership of the shares of Common Stock held in the name of The Sydney J. Rosenberg Trust.

(4) Based on information provided to the Company as of February 3, 1999 by GeoCapital Corporation. Does not include 10,000 shares held by their senior vice president, as reported to the Company by GeoCapital Corporation.

(5) Based on information provided to the Company as of February 3, 1999 by Palisade Asset Management.

(6) Based on information provided to the Company as of February 3, 1999 by Citigroup Inc.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of December 31, 1998.

                                                          NUMBER OF SHARES
                                                      BENEFICIALLY OWNED AS OF
                                                         DECEMBER 31, 1998
                                                     --------------------------
                                                     NUMBER OF
         EXECUTIVE OFFICER AND/OR DIRECTOR            SHARES         PERCENT(L)
         ---------------------------------           ---------       ----------
Jess E. Benton, III................................    148,352(2)          *
Maryellen B. Cattani...............................     16,800(3)          *
Linda Chavez.......................................      1,800(4)          *
John F. Egan.......................................    303,701(5)        1.4%
Luke S. Helms......................................      8,800(6)          *
Charles T. Horngren................................     24,600(7)          *
Henry L. Kotkins, Jr...............................      9,800(8)          *
Martinn H. Mandles.................................  2,499,652(9)       11.5%
Theodore Rosenberg.................................  2,411,370(10)      11.1%
Henrik Slipsager...................................     24,000(11)         *
William W. Steele..................................    286,960(12)       1.3%
William E. Walsh...................................     21,150(13)         *
Executive officers and directors as a group (19
  persons).........................................  6,194,703(14)      28.5%

---------------
  *  Less than 1.00%

 (1) Based on a total of 21,721,472 shares of Common Stock outstanding as of December 31, 1998.

 (2) Includes 97,000 shares subject to outstanding stock options held by Jess E. Benton, III that were exercisable on or within 60 days after December 31, 1998.

 (3) Includes 11,800 shares subject to outstanding stock options held by Maryellen B. Cattani that were exercisable on or within 60 days after December 31, 1998.

 (4) Includes 1,800 shares subject to outstanding options held by Linda Chavez that were exercisable on or within 60 days after December 31, 1998.

 (5) Includes 134,250 shares subject to outstanding stock options held by John
     F. Egan that were exercisable on or within 60 days after December 31, 1998.

 (6) Includes 7,800 shares subject to outstanding stock options held by Luke S. Helms that were exercisable on or within 60 days after December 31, 1998.

 (7) Includes 17,800 shares subject to outstanding stock options held by Charles
     T. Horngren that were exercisable on or within 60 days after December 31, 1998.

 (8) Includes 7,800 shares subject to outstanding stock options held by Henry L. Kotkins, Jr. that were exercisable on or within 60 days after December 31, 1998.

 (9) Includes 2,256,384 shares of Common Stock held by The Sydney J. Rosenberg Trust, an irrevocable trust, of which S. Brad Rosenberg, Martinn H. Mandles and Bank of America NT&SA are the only Co-Trustees and of which there are numerous beneficiaries. Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 50,736 shares of Common Stock held by The Leo L. Schaumer Trust, an irrevocable trust of which Mr. Mandles is Co-Trustee with Bank of America NT&SA. Except to the extent of his shared voting and investment power, Mr. Mandles disclaims beneficial ownership of all such shares. Also includes 116,000 shares subject to outstanding stock options held by Martinn H. Mandles that were exercisable on or within 60 days after December 31, 1998. See also footnote (1) of "Security Ownership of Management."

(10) Includes 2,368,778 shares of Common Stock held by the Theodore Rosenberg Trust, an inter-vivos trust of which Theodore Rosenberg is the only Trustee and sole beneficiary. Also includes 30,792 shares of Common Stock held by a family charitable foundation, of which Theodore Rosenberg is a director. The Theodore Rosenberg Trust disclaims beneficial ownership of the shares held by the family charitable foundation. Also includes 11,800 shares subject to outstanding stock options held by Theodore Rosenberg that were exercisable on or within 60 days after December 31, 1998.

(11) Includes 24,000 shares subject to outstanding options held by Henrik Slipsager that were exercisable on or within 60 days after December 31, 1998.

(12) Includes 202,500 shares subject to outstanding stock options held by William W. Steele that were exercisable on or within 60 days after December 31, 1998.

(13) Includes 17,800 shares subject to outstanding stock options held by William
     E. Walsh that were exercisable on or within 60 days after December 31, 1998.

(14) Includes 657,750 shares subject to outstanding stock options held by the Company's executive officers and directors that were exercisable on or within 60 days after December 31, 1998.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's registered securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on a review of the reporting forms and representations of its directors, officers and 10% stockholders, the Company believes that during 1998 all such persons were in compliance with the reporting requirements with the exception of Jess E. Benton, III who inadvertently failed to report a charitable gift of 800 shares in July of 1998.

                            APPOINTMENT OF AUDITORS

     KPMG Peat Marwick LLP, independent certified public accountants, have been selected as the Company's principal accountants for the current year. Representatives of KPMG Peat Marwick LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this proxy statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, those persons named in the accompanying proxy will vote in accordance with their judgement.

                      2000 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the requirements of the proxy rules. In connection with this year's Annual Meeting, no stockholder proposals were presented. Any proposals intended to be presented at the Annual Meeting to be held in the year 2000 must be received at the Company's offices on or before October , 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

     The accompanying proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the 2000 Annual Meeting of Stockholders of the Company, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to such meeting, the stockholder must give
proper notice no later than December   , 1999. If a stockholder fails to submit
the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement, and the proposal will not be considered at the 2000 Annual Meeting of Stockholders as it will not have been properly brought before the Annual Meeting as set forth in the Company's Bylaws.

                                          By Order of the Board of Directors

                                       [/s/ HARRY H. KAHN, ESQ.]
                                          Harry H. Kahn, Esq.
                                          Vice President, General Counsel
                                          and Corporate Secretary

February   , 1999

                                                                      APPENDIX A


                           ABM INDUSTRIES INCORPORATED

                       1985 EMPLOYEE STOCK PURCHASE PLAN
                          (As amended March 16, 1997)

     The purpose of this 1985 Employee Stock Purchase Plan (the "Plan") is to provide employees the opportunity to purchase Common Stock of ABM Industries Incorporated through annual offerings. An aggregate of 3,100,000 shares of such stock may be issued under the Plan (the "Shares").

     1. ELIGIBILITY. Only employees of ABM Industries Incorporated (the "Corporation") and its subsidiary corporations will be eligible to participate in the Plan. All such employees will be eligible to participate, except employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation and any current or future parent and/or subsidiary corporation(s) of the Corporation. An employee shall be considered as owning stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

     2. OFFERINGS. The Plan shall be implemented by granting eligible employees the right to purchase Shares (an "Offering") during offering periods of one (1) year duration (each such period being referred to herein as an "Offering Period") commencing at such times as the Corporation shall determine. The first working day during an Offering Period shall be the "Offering Date" for such Offering Period.

     3. PARTICIPATION. An employee eligible on the Offering Date of any Offering may participate in such Offering by completing and forwarding a Payroll Deduction Authorization for Purchase of ABM Stock form ("Payroll Deduction Authorization Form") to the Payroll Department at such employee's branch location on or before the Offering Date. The form will authorize a regular payroll deduction from the employee's compensation.

     Unless otherwise indicated, a participating employee shall automatically participate in the first Offering which commences immediately after the expiration of each Offering in which such employee acquires Shares upon expiration of the standard one (1) year Offering Period. A participating employee is not required to file an additional Payroll Deduction Authorization Form in order to automatically participate therein. Unless otherwise indicated in an additional Payroll Deduction Authorization Form, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering shall equal the rate applicable to the previously expired Offering. Any balance in an employee's payroll deduction account at the end of an Offering will remain in the employee's account as funds available for purchase of shares in the subsequent Offering.

     4. DEDUCTIONS. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction up to a maximum of 10% of the compensation he receives during the Offering Period specified for the Offering (or during such portion thereof as he may elect to participate). As a minimum, an employee must authorize a payroll deduction which, based on his rate of pay at the time of such authorization, would enable him by the end of the Offering Period to accumulate in his account an amount equal to at least the Offering Price (as defined below) of ten Shares for that Offering.

     5. DEDUCTION CHANGES. An employee may at any time increase or decrease his payroll deduction by filing a new Payroll Deduction Authorization Form. The change will become effective for the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any Offering Period. An employee will be deemed to have withdrawn from an Offering if such employee reduces the payroll deduction amount to zero.

     6. WITHDRAWAL OF FUNDS. An employee may at any time and for any reasondraw out the balance accumulated in his account, and thereby withdraw from participation in an Offering. He may not thereafter participate during the remainder of the Offering Period specified for the Offering. Partial withdrawals will not be permitted.

     7. PURCHASE OF SHARES. Each employee participating in any Offering under this Plan will be granted, upon the Offering Date of such Offering, a right to purchase as many full Shares (but not less than ten) as he may elect to purchase for up to 10% of compensation received during the specified Offering Period to be paid by payroll deductions during such period, provided that the maximum number of Shares which may be purchased in any Offering shall be equal to the number obtained by dividing the employee's annual compensation on the Offering Date of such Offering by the fair market value of one Share on the Offering Date of such Offering.

     The purchase price for each Share purchased under any Offering will be the lesser of:

          (a) 85% of the fair market value of one Share on the Offering Date of such Offering (the "Offering Price"), or

          (b) 85% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan (the "Alternate Offering Price").

     As of the last working day of each calendar month during any Offering, the account of each participating employee shall be totalled. When a participating employee shall have sufficient funds in his account to purchase ten or more Shares at the lesser of either the Offering Price or the Alternate Offering Price as of that date, the employee shall be deemed to have exercised his right to purchase the number of full Shares purchasable with the funds in his account at such price, his account shall be charged for the amount of the purchase, and a stock certificate shall be issued to him as of such day. Subsequent Shares covered by the employee's right to purchase will be purchased in the same manner whenever sufficient funds have again accrued in his account.

     Payroll deductions may be made under each Offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for each such Offering. A separate employee account will be maintained with respect to each Offering.

     A participating employee may not purchase shares under any Offering beyond 12 months from the Offering Date thereof. Any balance in an employee's account at the end of 12 months from the Offering Date of any Offering which is not sufficient to purchase ten Shares will, unless otherwise indicated, remain in the employee's account for the purchase of shares in the next Offering.

     8. LIMITATION TO PURCHASE OF SHARES. Anything contained in this Plan notwithstanding, no employee may be granted a right to purchase which permits such employee's rights to purchase stock under all employee stock purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time. For this purpose (a) the right to purchase stock accrues when such right (or any portion thereof) first becomes exercisable during the calendar year; (b) the right to purchase stock accrues at the rate provided in the Offering, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for any one calendar year; and (c) a right to purchase which has accrued under one Offering may not be carried over to any other Offering.

     9. REGISTRATION OF CERTIFICATES. Stock Certificates may be registered only in the name of the employee, or if he so indicates on his Payroll Deduction Authorization Form, in his name jointly with a member of his family with rights of survivorship, in the name of a family trust, or in the name of a family member pursuant to a gift which satisfies the requirements of the Uniform Gifts to Minors Act. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his name as tenant in common with a member of his family, without right of survivorship.

     10. DEFINITIONS.

     "Working Day" means a day other than a Saturday, Sunday or scheduled holiday.

     "Fair Market Value" means the average of the high and low prices of the Corporation's common stock composite transactions on the New York Stock Exchange on a given day, or if no sales were made on that day, the average of the high and low prices on the next preceding day on which sales are made.

     "Parent corporation" means a corporation described in Section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code").

     "Subsidiary corporation" means a corporation described in Section 424(f) of the Code.

     The Plan is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Code and its provisions shall be interpreted in a manner consistent with this intent.

     11. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

     12. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him, or, in the event of death, to his estate.

     13. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his lifetime only.

     14. APPLICATION OF FUNDS. Funds received or held by the Corporation under this Plan may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING THE STOCK. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares reserved or authorized to be reserved under this Plan, including shares covered by outstanding grants to participating employees, shall be increased proportionately, and the Offering Price for each participant at such time reduced proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting the Corporation's common stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     16. AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan's qualification under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, any such amendment shall be subject to stockholder approval.

     17. TERMINATION OF THE PLAN. This Plan and all rights of employees under any Offering hereunder shall terminate:

          (a) on the day that participating employees become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares so purchasable is greater than the Shares available, Shares shall be allocated on a pro rata basis among such participating employees; or

          (b) at any time, at the discretion of the Board of Directors of the Corporation.

Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

     18. ADMINISTRATION. The Plan will be administered by the Officer Compensation & Stock Option Committee of the Board of Directors. The Committee will have authority to make rules and regulations for the administration of the Plan. Its interpretations and decisions with regard thereto shall be final and conclusive.

     19. GOVERNMENTAL REGULATIONS. The Corporation's obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

PROXY


                           ABM INDUSTRIES INCORPORATED

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 16, 1999

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           ABM INDUSTRIES INCORPORATED

        The undersigned hereby appoints William W. Steele, Martinn H. Mandles and Harry H. Kahn, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of ABM Industries Incorporated capital stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of ABM Industries Incorporated to the held at The World Trade Club, Ferry Building, The Embarcadero, San Francisco, California, on Tuesday, March 16, 1999 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

        Please mark this proxy as indicated on the reverse side to vote on any item. If you wish to vote in accordance with the Board of Directors recommendations, please sign the reverse side; no boxes need be checked.

COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/ADDRESS BOX ON REVERSE SIDE

                                                      (CONTINUED ON OTHER SIDE.)
--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                               Please mark   [X]
                                                                your votes
                                                                   as this

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

Item 1. ELECTION OF DIRECTORS

   FOR                        WITHHOLD
all nominees                  AUTHORITY
listed (except               to vote for
as withheld)                nominees listed
   [ ]                           [ ]


Nominees: Maryellen B. Cattani, John F. Egan and Charles T. Horngren

Item 2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT THE COMPANY
SHALL HAVE THE AUTHORITY TO ISSUE FROM 28,000,000 TO 100,000,000

     FOR            AGAINST             ABSTAIN
     [ ]              [ ]                 [ ]


Item 3. AMENDMENT TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN ADOPTED IN 1985, AS AMENDED, TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER BY 1,200,000 SHARES

     FOR            AGAINST             ABSTAIN
     [ ]              [ ]                 [ ]

Signature(s) __________________________________ Date __________________________

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